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                                                                    EXHIBIT 10.2


                            FIRST AMENDMENT TO LEASE

         (Phase 3 Science Center / Nastech Pharmaceutical Company, Inc.)

      THAT CERTAIN LEASE ("Lease") dated April 23, 2002, by and between PHASE 3 SCIENCE CENTER LLC, a Delaware limited liability company (formerly a California limited liability company), AHWATUKEE HILLS INVESTORS, LLC, an Arizona limited liability company, and J. ALEXANDER'S LLC, a Delaware limited liability company, as tenants in common (collectively, "Landlord"), and NASTECH PHARMACEUTICAL COMPANY, INC., a Delaware corporation ("Tenant"), for those certain Premises described in the Lease at 3450 Monte Villa Parkway, Bothell, Washington, is hereby amended by this First Amendment to Lease (this "First Amendment") effective as of July 1, 2003, as follows:

      1. PREMISES.

            Section 1.1 is amended to add Space B to the Premises as shown on the schematic attached hereto as Exhibit "C", which supercedes and replaces the Exhibit "C" attached to the Lease, so that the Premises now consist of Spaces B, C, D and E as shown on Exhibit "C".

      2. RENTABLE AREA.

            Sections 1.1 and 2.1.1 are amended to increase the Rentable Area of the Premises from 27,714 square feet to 37,014 square feet, to reflect the addition of 9,300 square feet of Rentable Area in Space B.

      3. BASIC ANNUAL RENT.

            Sections 2.1.2 and 2.1.3, and any other affected provisions of the Lease, are amended as follows:

            For the period July 1, 2003 through December 31, 2003, the Monthly Installments of Basic Annual Rent otherwise payable under the Lease shall be increased by $7,750 ($0.833 per square foot per month for the additional 9,300 square feet of Rentable Area in Space B), which amounts in the aggregate ($7,750 x 6 = $46,500) shall be due and payable on January 1, 2004.

            Effective January 1, 2004, Basic Annual Rent otherwise payable under the Lease shall be increased by an amount equal to $279,000 multiplied by the fraction determined in accordance with 6.1 on the first annual anniversary of the Term Commencement Date (subject to the percentage limits set forth in Section 6.1), such that effective January 1, 2004 the Basic Annual Rent per square foot of the additional space (Space B) shall be the same as the Basic Annual Rent per square foot of the original space (Spaces C, D and E).

            Effective January 1, 2004, the Monthly Installments of Basic Annual Rent shall be one-twelfth (1/12) of the Basic Annual Rent as increased by the preceding paragraph.
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            The entire Basic Annual Rent as increased effective January 1, 2004, shall be subject to further annual adjustments pursuant to Section 6.1 of the Lease on each annual anniversary of the original Term Commencement Date.

      4. PRO RATA SHARE.

            Sections 2.1.4 and 7.3(a) are amended to provide that Tenant's Pro Rata Share is 72.58%, so that commencing July 1, 2003 Tenant shall be responsible for its Pro Rata Share of Operating Expenses for the entire Premises as increased by this First Amendment.

      5. SECURITY DEPOSIT.

            Section 2.1.6(b) and Article 9 are amended to provide that the Letter of Credit shall be increased from $415,710 to $648,210. Tenant shall deliver an additional or replacement Letter of Credit to Landlord no later than February 1, 2004 reflecting the increase, which additional or replacement Letter of Credit shall continue to be subject to the terms and conditions of Article 9 of the Lease.

      6. CONSTRUCTION AND POSSESSION.

            Possession of the additional Premises (Space B) shall be delivered to Tenant on July 1, 2003. Tenant accepts the additional Premises in their present, as-is condition. Improvements to the additional Premises, if any, shall be at the sole cost and expense of Tenant, and shall be governed by Article 17 (Alterations) of the Lease.

      7. COMMON AREAS AND PARKING FACILITIES.

            The first sentence of Section 15.3 is amended to read as follows: As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use without charge eighty-six (86) parking spaces adjacent to the Premises on a reserved and assigned basis, less Tenant's Pro Rata Share of required handicap parking spaces serving the Project.

      Terms with an initial capital letter which are not defined in this First Amendment shall have the meanings given them in the Lease.

      In all other respects, the Lease shall remain in full force and effect as originally written.




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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective the date written above.

LANDLORD:

Dated: June 19, 2003

PHASE 3 SCIENCE CENTER LLC
A Delaware limited liability company

By:   Phase 3 Properties, Inc.
      A California corporation
      Its Manager


      By:   /s/ W. Neil Fox, III
            -----------------------------
            W. Neil Fox, III
            Chief Executive Officer


TENANT:

Dated: June 17, 2003

NASTECH PHARMACEUTICAL COMPANY, INC.
A Delaware corporation


By:         /s/ Steven C. Quay, M.D., Ph.D.
            -------------------------------
            Name: Steven C. Quay, M.D., Ph.D.
            Title: Chairman, CEO and President